UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 9, 2012

DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations.  These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “forecast,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results, including, without limitation, estimates of the Company’s second quarter results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to the Company’s ability to complete the acquisition of the Acquisition Portfolio on the anticipated time schedule or at all; if consummated, risks related to integrating the Acquisition Portfolio; the potential adverse consequences related to financing the acquisition with borrowings under the Company’s revolving credit facility or other debt; national and local economic and business conditions that will affect occupancy rates at the Company's hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company's indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the Company's ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the Company's ability to complete planned renovations on budget; the Company's ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the Company's ability to complete acquisitions; the Company's ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and the Company's ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with the Company's business described from time to time in the Company's  filings with the Securities and Exchange Commission.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this report is as of the date of this current Report on Form 8-K, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 9, 2012, DiamondRock Hospitality Company (the “Company”) entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) to acquire a portfolio of four hotels (the “Acquisition Portfolio”) from affiliates of Blackstone Real Estate Partners VI (the “Sellers”) for a contractual purchase price of approximately $495 million (the “Portfolio Acquisition”).  The hotels under contract to be acquired are the Hilton Boston, the Westin Washington, D.C., the Westin San Diego and the Hilton Burlington.  The Company expects to fund the Portfolio Acquisition with the following:

●	the net proceeds of a public offering of its common stock;

●	$100 million of available corporate cash;

●	approximately $120 million in borrowings under its senior unsecured credit facility; and

●
$75 million in the form of the Company's issuance to an affiliate of the Sellers of a number of shares of the Company's common stock equal to $75 million divided by the closing sale price of the Company's common stock on the NYSE on July 9, 2012 (the “Stock Consideration”), subject to a floor of $10.00 per share and a cap of $10.50 per share.

The Purchase Agreement provides that the Company must acquire all four of the hotels in the Acquisition Portfolio.  The Company made a $50 million initial deposit upon execution of the Purchase Agreement that is non-refundable except in the case of a material default by the Sellers or the Sellers’ failure to satisfy a closing condition.

The Company expects to complete the Portfolio Acquisition in July 2012.  The completion of the Portfolio Acquisition is subject to customary closing conditions and is not subject to a financing or due diligence condition or the receipt of third-party consents.  There is no assurance that the Company or the Sellers will fulfill such customary closing conditions or that the Company will complete the Portfolio Acquisition on the anticipated schedule or at all.  The Company will assume the rights and obligations of the Sellers under the existing hotel management and franchise agreements with respect to the Westin Washington, D.C. and the Westin San Diego.  The Company expects to enter into new franchise agreements with Hilton Worldwide with respect to the Hilton Boston and the Hilton Burlington.  The Company will assume the rights and obligations of the Sellers under the existing management agreement for the Hilton Burlington and the Company will enter into a new management agreement with an affiliate of the Sellers with respect to the Hilton Boston.

In addition to the purchase price, the Company expects to spend approximately $56 million for capital improvements at the Acquisition Portfolio over the next 60 months, including approximately $30 million to $35 million in the first two years of the Company’s ownership.

Upon completion of the Portfolio Acquisition, the Company will enter into a registration rights and lock-up agreement (the “Registration Rights Agreement”) with an affiliate of the Sellers (the “Holder”) that will provide the Holder with certain registration rights and impose certain restrictions on the Holder’s transfer of the Stock Consideration.  Pursuant to the Registration Rights Agreement, the Holder will agree that for a period of 150 days following the closing date of the Portfolio Acquisition, or the lock-up period, it will not sell, dispose or otherwise transfer the Stock Consideration, subject to certain exceptions.  Pursuant to the Registration Rights Agreement, the Company may waive the lock-up restrictions in its sole discretion with respect to all or any portion of the shares of common stock subject to the lock-up agreement; provided, however, that the Company has agreed to not waive the lock-up restrictions during the 45 day period following the date of the Purchase Agreement. The Registration Rights Agreement will, among other things, require the Company to use its best efforts to file a resale shelf registration statement registering the Holder’s resale of the shares of the Company’s common stock and will provide the Holder with certain customary demand and piggyback registration rights with respect to such shares, subject to the limitations set forth therein.

The foregoing is only a summary of certain provisions of the Purchase Agreement and the Registration Rights Agreement and is qualified in its entirety by the terms of the Purchase Agreement and the Registration Rights Agreement, copies of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 15, 2012.

ITEM 2.02  Results of Operations and Financial Condition.

On July 9, 2012, the Company issued a press release announcing, among other matters, preliminary RevPAR and adjusted EBITDA results for the quarter ended June 15, 2012. This press release is attached hereto as Exhibit 99.1 and is incorporated by reference. The information in this Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 3.02  Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the Stock Consideration to the Holder at the closing and pursuant to the terms of the Purchase Agreement will not be registered under the Securities Act of 1933, in reliance upon the exemption from registration provided by Section 4(2) thereof for transactions not involving a public offering.

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws

On July 9, 2012, the Company filed Articles of Amendment to the Company’s Articles of Amendment and Restatement (the "Articles of Amendment") increasing the number of authorized shares of common stock of the Company, par value $0.01 per share, from 200,000,000 to 400,000,000. The Articles of Amendment, which were effective upon filing, are included as Exhibit 3.1 hereto and are incorporated herein by reference.

ITEM 7.01  Regulation FD Disclosure

Agreement to Acquire a Portfolio of Four Hotels

On July 9, 2012, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 hereto.  This press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Offering

On July 9, 2012, the Company issued a press release announcing that it plans to sell 20,000,000 shares of its common stock in an underwritten public offering.  This press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: July 9, 2012	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment

99.1	Press Release of DiamondRock Hospitality Company, dated July 9, 2012

99.2	Press Release of DiamondRock Hospitality Company, dated July 9, 2012